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                    CERTIFICATE OF AMENDMENT
                             OF THE
                    ORGANIZATION CERTIFICATE
                               OF
              GENERAL ELECTRIC CAPITAL CORPORATION
             UNDER SECTION 8005 OF THE BANKING LAW

           We, the undersigned, James A. Parke and Nancy  E.
Barton,   being  respectively  the  Senior  Vice  President,
Finance  and  the  Secretary  of  General  Electric  Capital
Corporation, do hereby certify and set forth:

           1.    The  name  of this corporation  is  General
     Electric Capital Corporation. The name under which the corporation was formed was General Electric Credit
     Corporation.

           2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter the "Restated Organization Certificate"). Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990, the 21st day of April, 1995, the 11th day of May, 1995, the 28th day of June, 1995, the 17th day of July, 1995, the 1st day of November, 1995, the 27th day of September, 1996, and
     the 9th day of December, 1997 (hereinafter the "Certificates of Amendment"). The Restated Organization Certificate as amended by such Certificates of Amendment is hereinafter referred to as the "Organization Certificate."

            3. Paragraph Third of the Organization Certificate, which Paragraph relates to the amount of capital stock of this corporation, is amended so as to add the following provisions authorizing four series and stating the numbers, designations and certain relative rights, preferences and limitations of such four series, as fixed by a resolution of the Board of Directors of the corporation, at the end of subparagraph (c) thereof, following section twenty two, as follows:

                              "SECTION     TWENTY     THREE:
                              Variable  Cumulative Preferred
                              Stock,   Series  EE;  Variable
                              Cumulative  Preferred   Stock,
                              Series FF; Variable Cumulative
                              Preferred  Stock,  Series  GG;
                              and     Variable    Cumulative
                              Preferred Stock, Series HH.

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          A.   Designation.

                           There  are  hereby  created  four
               series of the Variable Cumulative Preferred Stock, consisting of up to 575 shares to be designated the "Variable Cumulative Preferred Stock, Series EE" (the "Series EE Shares"), up to 575 shares to be designated the "Variable Cumulative Preferred Stock, Series FF" (the "Series FF Shares"), up to 745 shares to be designated the "Variable Cumulative Preferred Stock, Series GG" (the "Series GG Shares"), and up to 745 shares to be designated the "Variable Cumulative Preferred Stock, Series HH" (the "Series HH Shares").


               B.   Dividends.

                          The initial Dividend Rate for  the
               Series EE Shares shall be 4.53% per annum; for the Series FF Shares shall be 4.53% per annum; for the Series GG Shares shall be 4.72% per annum; and for the Series HH Shares shall be 4.72% per annum. The Initial Dividend Period shall end for the Series EE Shares on January 11, 2000; for the Series FF Shares on January 11, 2000; for the Series GG Shares on January 9, 2003; and for the Series HH Shares on January 9, 2003.

                          Paragraph  J  of SECTION  FOUR  of
               subparagraph (c) of Paragraph Third is amended with respect to the Series EE Shares, Series FF Shares, Series GG Shares or Series HH Shares by deleting the words "less than one (1) year" in the third line thereof.


                      C.     Certain  Redemption  Dates  and
               Prices.

                          Notwithstanding the provisions  of
               clause (ii) of paragraph A of SECTION EIGHT of subparagraph (c) of Paragraph Third, in the case of any Series EE Shares, Series FF Shares, Series GG Shares and Series HH Shares with a Dividend Period equal to or more than two (2) years, any redemption price determined by the corporation prior to the commencement of such Dividend Period shall not be less than One Hundred Thousand Dollars ($100,000) per share, plus accumulated and unpaid dividends to the date fixed for redemption.

                          Notwithstanding the  provision  of
               paragraph  A of SECTION EIGHT of subparagraph
               (c) of Paragraph Third, the corporation
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                         shall not be entitled to redeem the
               Series EE Shares, Series FF Shares, Series GG Shares and Series HH Shares until the last
               day   of   the  respective  Initial  Dividend
               Periods    set   forth   above;   thereafter,
               redemption dates and prices applicable to Subsequent Dividend Periods for each such Series shall be as set forth in the notice to Holders with respect thereto.

          D.   Auction Method.

                          Notwithstanding any provisions  to
               the contrary contained in Paragraph Third of the Organization Certificate, the Auction Method shall be the sole method for determining Dividend Periods and Dividends Rates for the Series EE Shares, the Series FF Shares, the Series GG Shares, the Series HH Shares; accordingly, the following amendments to Paragraph Third are hereby made with respect to each such Series:

                                   SECTION  ONE:   (i)   the
                    definitions of "Auction Stock", "Auction
                    Stock  Depository",  "Available  Auction
                    Stock", and "Subject Auction Stock"  are
                    amended     to     "Stock",     "Auction
                    Depository",   "Available   Stock"   and
                    "Subject Stock", respectively; (ii)  the
                    definitions  of  "Converted   Remarketed
                    Stock", "Remarketed Stock", "Remarketing
                    Agent",     "Remarketing    Depository",
                    "Remarketing  Method"  and  "Remarketing
                    Procedures" are deleted; and  (iii)  the
                    definition  of  "Dividend  Determination
                    Method"  or  "Method"  is  amended   and
                    restated   to  read  in  its   entirety,
                    "'Dividend   Determination  Method'   or
                    'Method' shall mean the Auction Method".
                    Each  reference to any of the terms  set
                    forth  in  (i)  or (iii) above  as  used
                    throughout   Paragraph  Third   of   the
                    Organization  Certificate  shall  be   a
                    reference to such terms as so amended or
                    restated,   respectively,    and    each
                    reference to a term set forth in (ii) above shall be deleted.

                                  SECTION  THREE: the  words
                    "either all" and "or all" appearing in the seventh line thereof are deleted.

                                  SECTION FOUR: (i) the word
                    "either" in the 16th line of paragraph B
                    is  deleted together with the  remaining
                    text  of  paragraph B from the  sentence
                    beginning with the words "Subject to" in
                    the   seventeenth  line  thereof;   (ii)
                    paragraph  E is deleted in its entirety;
                    (iii)  the  word "or" appearing  in  the
                    third  line  of paragraph F is  deleted;
                    and  (iv)  the words "and the" appearing
                    in  the  third  and sixteenth  line  are
                    deleted.
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                                 SECTION SIX: the section is
                    deleted in its entirety.

                                   SECTION  SEVEN:  (i)  the
                    words  "or the" appearing in the  fourth
                    line  of  paragraph A are deleted;  (ii)
                    the remaining text of the first sentence
                    of   paragraph  F  following  the   word
                    "Depository" in the sixth line thereof is deleted; and (iii) the remaining text of the second sentence of paragraph F following the word "Depository" in the twelfth line thereof is deleted.

                4.    The  foregoing amendment of  Paragraph
     Third of the Organization Certificate was authorized by a resolution of the Securities and Borrowing Committee of the Board of Directors adopted at a meeting duly called and held on December 18, 1997, such resolution having been adopted pursuant to authority granted to such Committee of the Board of Directors in the Organization Certificate referred to in paragraph 2 which was authorized by resolutions of the Board of Directors and by consent of the sole common stockholder of the corporation.

           IN WITNESS WHEREOF, this Certificate has been signed this 18th day of December, 1997.


                              /s/ James A. Parke
                              ------------------------------
                              James A. Parke
                              Senior Vice President, Finance



                              /s/ Nancy E. Barton
                              ------------------------------
                              Nancy E. Barton
                              Secretary
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STATE OF CONNECTICUT)
                         :    ss.:
COUNTY OF FAIRFIELD )



James A. Parke and Nancy E. Barton, each being duly sworn, respectively deposes and says: that the said James A. Parke is the Senior Vice President, Finance and that the said Nancy E. Barton is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of the Securities and Borrowing
Committee of the Board of Directors adopted at a meeting duly called and held on the 18th day of December, 1997.



                                 /s/ James A. Parke
                                 ---------------------------
                                 James A. Parke
                                 Senior   Vice  President,
                                       Finance



                                 /s/ Nancy E. Barton
                                 ----------------------------
                                 Nancy E. Barton
                                 Secretary


Subscribed and sworn to
before me this 18th day of
December, 1997


/s/ Gail Thiede
-----------------------------
Notary Public



p:/gjgshare/ps-ee/cofa.doc